UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE 14C/A

                                 (RULE 14c-101)

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Check the appropriate box:

[X] Preliminary information statement.
[_] Confidential, for use of the Commission only (as permitted by Rule
    14c-5(d)(2)).
[_] Definitive information statement.

                          ABSOLUTE WASTE SERVICES, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid: -0-

(2) Form, Schedule or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date Filed: N/A

                          ABSOLUTE WASTE SERVICES, INC.
                     141 West Jackson Boulevard, Suite 2182
                             Chicago, Illinois 60604


                              INFORMATION STATEMENT
                              ---------------------
              NOTICE OF ACTION TO BE TAKEN WITHOUT A STOCKHOLDER MEETING
              ----------------------------------------------------------


TO OUR SHAREHOLDERS:

     Notice is hereby given that on June 15, 2005, we received the written consent, in lieu of a meeting of stockholders, from the holders of approximately 90.9% of our outstanding voting stock, approving an amendment to our certificate of incorporation that changes our name from "Absolute Waste Services, Inc." to "Absolute Potential, Inc." This action is taken in connection with a settlement agreement that requires us to change our name.

     You are encouraged to read the attached Information Statement, including exhibits, for further information regarding these actions. In accordance with Rule 14c-2, the actions described herein will be deemed ratified and effective at a date that is a least 20 days after the date this Information Statement has been mailed to our stockholders. We anticipate this date to occur on or about July 15, 2005.

     THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and Section 607.0704, Florida Statutes.

Chicago, Illinois
June __, 2005


                                            By Order of the Board of Directors

                                            /s/  Thomas F. Duszynski
                                            -----------------------------------
                                                 Thomas F. Duszynski
                                                 Chief Executive Officer



                          ABSOLUTE WASTE SERVICES, INC.
                     141 West Jackson Boulevard, Suite 2182
                             Chicago, Illinois 60604


                              INFORMATION STATEMENT


     The purpose of this Information Statement is to notify the holders of our common stock as of the close of business on June 15, 2005 (the "Record Date"), that on June 15, 2005, we received the written consent, in lieu of a meeting of stockholders, from the holders of 54,976,438 shares of our common stock, representing approximately 90.9% of our outstanding voting stock, approving an amendment to our certificate of incorporation that changes our name from "Absolute Waste Services, Inc." to "Absolute Potential, Inc."

     The Information Statement is first being mailed or furnished to stockholders on or about June __, 2005. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding this Information
Statement to their clients.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


                               SECURITY OWNERSHIP

     As of the Record Date, there were 60,469,250 shares of common stock issued and outstanding and entitled to vote. Each share of common stock entitles its holder to one vote.

     The following table sets forth ownership information as of June 15, 2005 with respect to (i) our sole director and executive officer and (ii) each person known by us to be a beneficial owner of more than 5.0% of our outstanding voting securities. The address of each of the individuals or entities listed below is c/o us at 141 West Jackson Boulevard, Suite 2182, Chicago, Illinois 60604.



         ==============================================================================
                                               Amount and nature       Percentage of
                                                 of beneficial      outstanding voting
             Name                                 ownership(1)         securities (2)


         ------------------------------------------------------------------------------
         Thomas F. Duszynski ................      54,976,438              90.9%

         Augustine Fund, L.P. (3)............      49,976,438              82.6%

         PAC Funding LLC (4).................       5,000,000               8.3%

         All  executive  officers and
         directors as a group (one person....      54,976,438              90.9%
         ------------------------------------------------------------------------------

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by him.

                                       1

(2) Applicable percentage of ownership as of June 15, 2005 is based on 60,469,250 shares of common stock outstanding.

(3)  Thomas F. Duszynski is a principal of Augustine Fund, L.P.

(4) Thomas F. Duszynski is a principal of Augustine Fund, L.P., which is a manager of PAC Funding LLC.


                               STOCKHOLDER ACTIONS

INTRODUCTION

     On June 15, 2005, our sole director approved an amendment and restatement of our Certificate of Incorporation, attached hereto as Exhibit A, which changes our name from "Absolute Waste Services, Inc." to "Absolute Potential, Inc." (the "Name Change Amendment") and submitted such matter for stockholder approval. On June 15, 2005, stockholders holding approximately 90.9% of our outstanding voting stock, acting by majority written consent, approved and ratified the Name Change Amendment, a copy of which is attached to this Information Statement as Exhibit B.

PURPOSE OF THE NAME CHANGE

     The purpose of the name change is to comply with paragraph 6 of a Mutual Settlement Agreement dated June 3, 2004 by and among the Company and certain former shareholders, a copy of which is attached hereto as Exhibit C.

EFFECTS OF THE NAME CHANGE

     Changing our name will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name "Absolute Waste Services, Inc." will continue to be valid and represent shares of Absolute Potential, Inc.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of our outstanding common stock is required to change our name from "Absolute Waste Services, Inc." to "Absolute Potential, Inc.", which vote was obtained by a majority written consent dated June 15, 2005 from holders of approximately 90.9% of our outstanding common stock.

DISSENTERS' RIGHTS OF APPRAISAL

     Florida General Corporation Law does not provide for appraisal or dissenter rights in connection with our name change.

ADDITIONAL INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section , 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a website on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic, Data Gathering, Analysis and Retrieval System may be obtained free of charge.

                        EXHIBITS TO INFORMATION STATEMENT

Exhibit Letter                          Description

      A            Action by Written Consent of Shareholders Approving Name
                   Change Amendment
      B            Form of Amendment to Articles of Incorporation Changing Name
      C            Mutual Settlement Agreement dated June 3, 2004 by and among the Company and certain former shareholders

                                                                       EXHIBIT A

                    ACTION BY WRITTEN CONSENT OF SHAREHOLDERS
                                       OF
                          ABSOLUTE WASTE SERVICES, INC.


     We, the undersigned being the holders of a majority of the voting rights for the shares of the outstanding common stock of ABSOLUTE WASTE SERVICES, INC., a Florida corporation (the "Corporation"), having not less than the minimum number of votes necessary to take the actions set forth herein, and acting pursuant to the authority conferred in Section 607.0704 and 607.0722 of the Florida Business Corporation Act (the "Florida Act"), do hereby take and adopt the following actions, in writing without a meeting: Amendment to Articles of Incorporation

          WHEREAS, the Board of Directors of the Corporation has approved resolutions (the "Board Resolutions") that authorize an amendment to the Amended and Restated Articles of Incorporation of the Corporation to provide for a new corporate name of "Absolute Potential, Inc." (the "Amendment to the Articles"); and

          WHEREAS, a copy of such Board Resolutions approving the Amendment to the Articles has been presented to and reviewed by the undersigned shareholders.

          NOW, THEREFORE, BE IT RESOLVED, that the undersigned shareholders do hereby adopt and approve an Amendment to the Articles as described and approved in the Board Resolutions, and the execution, delivery and filing by the Corporation of the Amendment to the Articles with the Florida Division of Corporations;

          FURTHER RESOLVED, that prompt notice of the action shall be given to those shareholders entitled to vote who have not signed this Consent, as provided in Section 607.0704 of the Florida Act;

          FURTHER RESOLVED, that the Chief Executive Officer be and hereby is authorized, empowered and directed on behalf of the Corporation to prepare and file or have filed with the Securities and Exchange Commission an information statement ("Schedule 14C") concerning the Corporation's name change pursuant to Regulation

     14(c) of the Securities Exchange Act of 1934 and effect the distribution of copies of the Schedule 14C to those holders of stock of the Company entitled to receive copies of the Schedule 14C;

          FURTHER RESOLVED, that the Director hereby sets the close of business on June 15, 2005, as the record date for purposes of determining the shareholders entitled to receipt of the Schedule 14C to be distributed in connection with the Corporation's name change;

          FURTHER RESOLVED, that this action by written consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and

          FURTHER RESOLVED, that no proxies were solicited or use of the mails or means of interstate commerce in executing this consent it being expressly represented the consents were executed in person at the offices of the Corporation located at 141 West Jackson Blvd., Suite 2182, Chicago, Illinois 60604.

     The actions contained herein were approved on the 15th day of June, 2005, and shall be effective as of the date the Amendment to the Articles are filed.


     IN WITNESS WHEREOF, the undersigned shareholders have executed this written consent as of 15th day of June, 2005.


/s/  Thomas F. Duszynski
----------------------------------
     Thomas F. Duszynski


         AUGUSTINE FUND, L.P.

By:  /s/  Thomas F. Duszynski
   -------------------------------
         Thomas F. Duszynski, not individually
         but solely as a principal


         PAC FUNDING LLC

By:  /s/  Thomas F. Duszynski
   -------------------------------
          Thomas F. Duszynski, not individually
          but solely as a principal of Augustine Fund, L.P., as manager

                                                                       EXHIBIT B

                            ARTICLES OF AMENDMENT TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          ABSOLUTE WASTE SERVICES, INC.

     The undersigned, being the Chief Executive Officer of ABSOLUTE WASTE SERVICES, INC., a Florida corporation (the "Corporation"), does hereby certify that the Amendment provided for herein to change the name of the Corporation was adopted by Written Consent of the Sole Member of the Board of Director of the Corporation on June __, 2005, and Written Consent of Shareholders of the Corporation, owning a majority of the outstanding shares entitled to vote in accordance with the provisions of Chapter 607 of the General Corporation Law of the State of Florida (the "Florida Act"), and the number of votes cast in favor of the Amendment was sufficient to carry the motion.

     1. Article I of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended to read as follows:

        I. The name of the corporation is Absolute Potential, Inc.


     IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation has executed this Amendment to the Amended and Restated Articles of Incorporation of the Corporation, the ___ day of June, 2005, for the purpose of amending the Amended and Restated Articles of Incorporation under Section 607.1006, Florida Act, and hereby certify that the facts herein stated are true and correct, and were approved by the votes of Shareholders owning a majority of the shares entitled to vote and the vote was sufficient to carry motion.


                           ABSOLUTE WASTE SERVICES, INC., a Florida corporation

                                             By:  /s/  Thomas F. Duszynski
                                                -------------------------------
                                             Name:     Thomas F. Duszynski
                                             Title:    Chief Executive Officer


STATE OF                            )
COUNTY OF                           )

     The foregoing instrument was acknowledged before me this ___ day of June, 2005 by THOMAS F. DUSZYNSKI as Chief Executive Officer of ABSOLUTE WASTE SERVICES, INC., a Florida corporation, on behalf of said corporation, who is personally known to me.


                                            -----------------------------------
                                            Notary Public

                                            -----------------------------------
                                            Print Name

                                            My Commission Expires:
                                                                  -------------

                                                                    EXHIBIT C

                           MUTUAL SETTLEMENT AGREEMENT

     This MUTUAL SETTLEMENT AGREEMENT dated June 3rd, 2004 (the "Agreement") is made and entered into by and among Absolute Waste Services, Inc. (formally known as Thermacell Technologies, Inc.), a Florida corporation ("AWS"), Absolute Waste Acquisitions, Inc., a Texas corporation and wholly owned subsidiary of AWS ("Absolute Sub"), and the former holders of membership interests ("Holders") of Absolute Industries, LLC, a Texas limited liability company ("Absolute"). AWS, the Holders, Absolute, PAC Funding, LLC ("PAC"), Tom Duszynski and Donald Huggins are collectively referred to herein as the "Parties" and each individually as a "Party".

                                    RECITALS
                                    --------

     A. On July 2, 2003, AWS, Absolute Sub, Absolute and the Holders entered into a certain Agreement and Plan of Merger ("Merger Agreement").

     B. Immediately prior to the Merger, AWS had 10,000,000 shares of its common stock issued and outstanding.

     C. The Merger Agreement provided for a tax-free issuance of securities pursuant to the provisions of Section 368(a) of the Internal Revenue Code, as amended ("IRC"), whereby AWS acquired 100% of the membership interests of Absolute through the merger of Absolute with and into Absolute Sub (the "Merger").

     D. On August 25, 2003 (the "Effective Date"), a Certificate of Merger by and between Absolute and Absolute Sub ("Certificate of Merger") was issued by the Texas Secretary of State pursuant to which Absolute merged with and into Absolute Sub, and the separate legal existence of Absolute ceased and Absolute Sub continued as the surviving corporation to operate the former business of Absolute.

     E. In consideration of the Merger and the acquisition by AWS of Absolute in connection therewith, AWS issued 27,000,000 shares of ASW's Class A convertible preferred stock ("Merger Stock") which, following the Merger, represented all of the issued and outstanding shares of ASW's Class A convertible preferred stock.

     F. Absolute Sub is a wholly owned subsidiary of AWS and, since the Merger, the former business and operations of Absolute have been carried out by and through Absolute Sub.

     G. In connection with the Merger, PAC Funding, LLC ("PAC"), Tom Duszynski and Donald Huggins executed a certain Inducement/Indemnity Agreement requiring PAC to undertake certain actions and indemnify AWS against certain liabilities and obligations ("Inducement Agreement").

     H. The Board of Directors of AWS and the Holders have determined that as a result of the failure to cause AWS common stock to be tradable on the over-the-counter bulletin board, the failure to file the reports required under the Exchange Act of 1934, as amended ("Exchange Act") in a timely manner, and other breaches of the Merger Agreement and the Inducement Agreement, it is equitable and appropriate to rescind the Merger Agreement and terminate the Merger ab initio, for each Party to return to the other Party the consideration received in connection with the Merger, and to release each other from all duties, rights, claims, causes of action, obligations and liabilities arising from, in connection with or relating to the Merger Agreement and the Merger, all as provided herein.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

     1. Agreement to Rescind. Subject to the terms and conditions set forth herein, the Parties agree to rescind the Merger Agreement and terminate the Merger ab initio, and the Merger Agreement (together with all agreements, documents and instruments delivered in connection therewith including, without limitation, the Inducement Agreement) shall be rescinded ab initio and shall be of no further force and effect, as of the Closing. On the Closing, the Parties shall have no further liabilities and obligations under or with respect to the Merger Agreement (or any agreements, documents and instruments delivered in connection therewith including, without limitation, the Inducement Agreement). In furtherance of the foregoing, at the Closing, AWS and the Holders agree to exchange the Merger Stock and the issued and outstanding shares of stock in the Absolute Sub as more fully set forth in Section 5 hereof, so that: (i) AWS will divest itself of and no longer will have any ownership interest in Absolute Sub;
(ii) the Holders and their assignees ("Absolute Group"), all other persons who were issued AWS stock in consideration for causing the Merger to occur ("Merger Facilitators"), and those who have been issued AWS stock subsequent to the merger in consideration for services rendered or assets conveyed to Absolute Sub ("Post Merger Group") will divest themselves of and no longer have any ownership interest in AWS; and (iii) after the Closing, the Absolute Group and the Post Merger Group will own 100% of the common stock of Absolute Sub, the successor-in-interest to the business of Absolute by virtue of the Merger.

     2. Regulatory Compliance. AWS agrees, following the execution of this Agreement, and at its cost, to (a) file a Current Report on Form 8-K pursuant to the Exchange Act to disclose this Agreement ("Form 8-K"); and (b) file an Information Statement pursuant to Section 14(c) of the Exchange Act ("Information Statement"), each of which shall be acceptable to the Parties and are attached hereto as Schedule A.

     3. Closing. The closing ("Closing") of the transactions and the effectiveness of this Agreement as contemplated by Section 1 hereof shall take place at the principal offices of AWS at the time this agreement is executed by all parties.

     4. Approval. Prior to Closing, the Board of Directors of AWS and a majority of its stockholders will have consented in writing to the actions contemplated hereby. Copies of such consents are attached hereto as Schedule B.

     5. Return of Consideration. At the Closing, each Party agrees to return to the other the consideration received by it in connection with the Merger Agreement as follows:

        a) Merger Stock. The Holders agree to endorse, assign and transfer to AWS and cause their assignees to endorse, assign and transfer to AWS all of their right title and interest in and to the Merger Stock. The Holders shall, at Closing, deliver the certificate(s) representing the Merger Stock, duly endorsed to AWS or accompanied by stock powers duly endorsed to AWS, with each Holder's signature medallion guaranteed by a national bank. From time to time after the Closing, and without further consideration, the Holders agree to execute and deliver such other instruments of transfer and take such other actions as AWS may reasonably request in order to effectively transfer the Merger Stock to AWS. Thereafter, AWS shall take such actions to cancel the Merger Stock.

        b) Absolute Sub Stock. AWS hereby agrees to endorse, assign and transfer to the members of the Absolute Group and the members of the Post Merger Group all of its right, title and interest in and to all of the issued and outstanding shares of stock ("Absolute Sub Stock") in Absolute Sub, in such proportion as directed by the Holders in a writing signed by all of the Holders. AWS shall, at Closing, deliver the certificate(s) representing the Absolute Sub Stock, duly endorsed to the members of the Absolute Group and the Post Merger Group or accompanied by stock powers duly endorsed to the members of the Absolute Group and the Post Merger Group, with AWS's signature medallion guaranteed by a national bank. From time to time after the Closing, and without further consideration, AWS agrees to execute and deliver such other instruments of transfer and take such other actions as the Holders may reasonably request in order to effectively transfer the Absolute Sub Stock.

        c) Merger Facilitators. Thomas Duszynski agrees to endorse, assign and transfer to AWS for cancellation the one million shares of common stock in AWS issued to him in connection with the Merger. Messrs. Huggins and Duszynski shall cause the two million shares of common stock in AWS issued to Glen Bagwell, as escrow agent, to be surrendered for cancellation with any necessary or appropriate endorsement thereof. Mr. Huggins shall cause the 4 million shares of common stock in AWS issued to Private Capital Group, Inc. to be surrendered for cancellation with any necessary or appropriate endorsement thereof. Messrs. Duszynski and Huggins shall use their best efforts to cause three million shares of common stock in AWS issued to the Harrelson Group in connection with the Merger to be surrendered for cancellation with any necessary pr appropriate endorsement thereof.

        d) Post-Merger Group. The Holders shall cause the Post-Merger Group to endorse, assign and transfer to AWS for cancellation the shares of stock in AWS issued to each such person.

     6. Other Closing Matters. At the Closing, the Holders shall each tender his resignation as an officer and/or director of AWS, all effective as of the Closing. At the Closing, AWS shall cause to be filed an amendment to its articles of incorporation changing its name to a name other than Absolute Waste Services, Inc. and shall execute and deliver to Absolute Sub an assignment of all of its rights and interest in the name "Absolute Waste Services."

     7. Representations and Warranties of AWS. AWS warrants and represents to the Holders that: (i) AWS has and shall transfer at the Closing, good and marketable title to the Absolute Sub Stock, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens"); (ii) AWS has all requisite power and authority to execute and perform its obligations under this Agreement; that it has taken all necessary action to authorize such execution, delivery and performance; that such execution, delivery and performance does not violate or conflict with any law applicable to it, any provision of its charter or bylaws, or any order or judgment or order of any court or other agency of government applicable to it and that it has obtained any and all consents necessary such that this Agreement, when executed, will constitute the legal, valid and binding obligation of the Parties, enforceable in accordance with its respective terms, subject only to the laws of bankruptcy or insolvency; and
(iii) since the Effective Date, AWS has not incurred, nor has it caused the incurrence of, any liabilities or obligations for or on the account of Absolute Sub, other than liabilities and obligations arising out of the actions of the Holders or duly authorized by the Board of Directors of AWS.

     8. Representations and Warranties of the Holders. The Holders warrant and represent to AWS that: (i) the Holders shall transfer or cause to be transferred to AWS at the Closing, good and marketable title to the Merger Stock, free and clear of all Liens; (ii) each Holder has all requisite power and authority to execute and perform its obligations under this Agreement; that it has taken all necessary action to authorize such execution, delivery and performance; that such execution, delivery and performance does not violate or conflict with any law applicable to it, or any order or judgment or order of any court or other agency of government applicable to it and that it has obtained any and all consents necessary such that this Agreement, when executed, will constitute the legal, valid and binding obligation of the Parties, enforceable in accordance with its respective terms, subject only to the laws of bankruptcy or insolvency; and (iii) since the Effective Date, the Holders have not incurred, nor have they caused the incurrence of, any liabilities or obligations for or on the account of AWS or any changes in the capital structure of AWS, or agreements to effect any changes in the capital structure, except for liabilities or obligations or changes duly authorized by the Board of Directors of AWS.

     9. Survival; Indemnification. The representations and warranties of the Parties contained herein shall survive the Closing. The Holders, jointly and severally, agree to indemnify and hold AWS harmless (from and after the Closing), and its directors, officers, shareholders, employees and agents (collectively, the "AWS Indemnified Parties") against any and all liabilities, obligations, losses, damages, claims, or actions (including reasonable attorneys' fees) based upon, resulting from or arising out of, any breach or inaccuracy of any representation or warranty by Holders, or any statement, agreement or covenant made by the Holders in or pursuant to this Agreement. AWS agrees to indemnify and hold the Holders harmless (from and after the Closing), against any and all liabilities, obligations, losses, damages, claims, or actions (including reasonable attorneys' fees) based upon, resulting from or arising out of, any breach or inaccuracy of any representation or warranty by AWS, or any statement, agreement or covenant made by AWS in or pursuant to this Agreement. No claim for indemnity by Holders or AWS shall be made hereunder after 11:59 p.m. on the date that is one year after the Closing hereof.

     10. Releases.

         (a) The Parties hereby unequivocally release and discharge each other Party and any of its directors, agents, attorneys, representatives, stockholders, managers, members, financial advisors, affiliates, principals, or parents, and any administrators, successors and assigns ("Related Parties") of any action, choses in action, cases, claims, suits, injuries, damages, judgments, obligations, debts, and liabilities whatsoever, in law, equity or otherwise arising under, in connection with or relating to the Merger Agreement, the Merger, any documents and agreements delivered pursuant to the Merger Agreement, any transactions contemplated thereby, or in connection with the events leading to the termination of the Merger and the rescission of the Merger Agreement, including without limitation the Inducement Agreement. Notwithstanding the foregoing, the obligations of the Parties specifically set forth in this Agreement are not hereby released, discharged or compromised.

         (b) Each Party hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any other Party or their Related Parties based upon any released claim.

     11. Publicity and Disclosure. Except as required by law, no press releases except as set forth herein shall be issued regarding the rescission of the Merger Agreement by any Party without the prior written consents of the other Parties.

     12. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supercedes all prior and contemporaneous agreements and understandings. This Agreement is binding upon and shall inure to the benefit of the Parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by all of the Parties hereto.

     13. Governing Law, Dispute Resolution and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof. All disputes, controversies or claims ("Disputes") arising out of or relating to this Agreement shall in the first instance be the subject of a meeting between a representative of each Party who has decision-making authority with respect to the matter in question. Should the meeting either not take place or not result in a resolution of the Dispute within twenty (20) business days following notice of the Dispute to the other Party, then the Dispute shall be resolved in a binding arbitration proceeding to be held in Dallas, Texas, in accordance with the international rules of the American Arbitration Association. The Parties agree that a panel of three arbitrators shall be required. Any award of the arbitrators shall be deemed confidential information for a minimum period of five years. The arbitrators may award attorneys' fees and other arbitration related expense, as well as pre- and post-judgment interest on any award of damages, to the prevailing Party, in their sole discretion.

     14. Notices. All notices or other communications to be sent by any Party to this Agreement to any other Party shall be sent by certified mail, personal delivery or national overnight courier to the addresses herein designated or as may hereafter be designated in writing by a Party. Notice shall be deemed given and received on the date of actual delivery to the address specified thereon.

     15. Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

     16. Severability. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions thereof.

     17. Joint Drafting. This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any Party shall be made solely by virtue of such Party allegedly having been the draftsperson of the Agreement. IN WITNESS WHEREOF, the Parties have made and executed this Agreement as of the day and year first above written.



Absolute Waste Services, Inc.               Absolute Waste Acquisitions, Inc


By:  /s/  James D. Wright                   By:  /s/  James D. Wright
   --------------------------                  --------------------------
          James D. Wright                             James D. Wright
Title:    CEO                               Title:    President


Holders:

/s/  James D. Wright
-----------------------------
     James D. Wright


/s/  William M. Davis
-----------------------------
     William M. Davis


/s/  Larry Woods
-----------------------------
     Larry Woods





PAC Funding, LLC


By:  /s/  Donald Huggins
   --------------------------
          Donald Huggins, Jr
Title:    Co-Manager


/s/  Thomas F. Duszynski
-----------------------------
     Thomas F. Duszynski